UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2023

TRANSCODE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40363	81-1065054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TransCode Therapeutics, Inc.

6 Liberty Square, #2382
Boston, Massachusetts 02109

(Address of principal executive offices, including zip code)

(857) 837-3099

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNAZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2023, TransCode Therapeutics, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “White Lion Purchase Agreement”) with White Lion Capital, LLC, a Nevada limited liability company (“White Lion”).

Pursuant to the White Lion Purchase Agreement, the Company has the right to require White Lion to purchase, from time to time, up to $1,081,307 (the “Commitment Amount”) in aggregate gross purchase price of newly issued shares of the Company’s common stock. If the Company has not provided White Lion with purchase notices for at least 1,500,000 shares or shares with an aggregate purchase price equal to the Commitment Amount by May 31, 2023, then the Company has agreed to deliver to White Lion by June 2, 2023 an amount of shares equal to the difference of 1,500,000 shares of common stock less the amount of shares the Company has sold to White Lion by May 31, 2023.

Subject to the satisfaction of certain customary conditions, the Company’s right to sell shares to White Lion will commence on the date the Prospectus Supplement (discussed below) is filed, and extend until the earlier of (a) May 31, 2023; and (b) the date that all shares are sold under the White Lion Purchase Agreement (the “Commitment Period”). During such term, subject to the terms and conditions of the White Lion Purchase Agreement, the Company may notify White Lion when the Company exercises its right to sell shares (the effective date of such notice, a “Notice Date”), and shall deliver the applicable shares of common stock to White Lion along with the purchase notice. The number of shares sold pursuant to any such notice may not exceed the lesser of: (i) 62.5% of the average of the daily trading volume of the Company’s common stock over the five business days immediately preceding the date of delivery of a purchase notice; or (ii) $600,000 divided by the highest closing price of the common stock over the most recent five business days immediately preceding receipt of a purchase notice. The closing date of each sale of shares of common stock under the White Lion Purchase Agreement occurs on the last day of the Valuation Period (defined below).

The purchase price to be paid by White Lion for any such shares will equal 92% of the lower of (1) the lowest daily volume-weighted average price of common stock during a period of two consecutive trading days commencing on, and following, the applicable Notice Date (the “Valuation Period”) and (2) the lowest closing price of our common stock during such Valuation Period.

No purchase notice shall result in White Lion beneficially owning (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder) more than 9.99% of the number of shares of the common stock outstanding immediately prior to the issuance of shares of common stock issuable pursuant to a purchase notice.

The Company may terminate the White Lion Purchase Agreement at any time in the event of a material breach of the Agreement by White Lion. In addition, the White Lion Purchase Agreement automatically terminates on the earlier of (i) the end of the Commitment Period or (ii) the date that, pursuant to or within the meaning of any bankruptcy law, the Company commences a voluntary case or any person commences a proceeding against the Company.

The White Lion Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification provisions. Sales under the White Lion Purchase Agreement may commence only after certain conditions have been satisfied (the date on which all requisite conditions have been satisfied, the “Commencement Date”), which conditions include the filing of the Prospectus Supplement (defined below).

The Company may deliver purchase notices under the White Lion Purchase Agreement, subject to market conditions, and in light of its capital needs, from time to time and under the limitations contained in the White Lion Purchase Agreement. Any proceeds that the Company receives under the White Lion Purchase Agreement are expected to be used for working capital and general corporate purposes.

The aggregate number of shares of common stock that the Company can sell to White Lion under the White Lion Purchase Agreement (together with any other shares issued pursuant to the White Lion Purchase Agreement) may in no case exceed 3,163,124 shares of the common stock (which is equal to 19.99% of the shares of common stock outstanding immediately prior to the execution of the White Lion Purchase Agreement) (the “Exchange Cap”), unless (i) stockholder approval is obtained to issue purchase shares above the Exchange Cap, in which case the Exchange Cap will no longer apply or (ii) the average price of all shares of the Company’s common stock issued to White Lion under the White Lion Purchase Agreement equals or exceeds $0.39 per share (which represents the average of the five official closing prices of the Company’s common stock on Nasdaq immediately preceding the signing of the White Lion Purchase Agreement), such that the transactions contemplated by the White Lion Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules. In any event, the White Lion Purchase Agreement specifically provides that the Company may not issue or sell any shares of its common stock under the White Lion Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of the Nasdaq.

The issuance of the purchase shares any other shares issued pursuant to the White Lion Purchase Agreement is required to be registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-268764) (the “Registration Statement”), and the related base prospectus included in the Registration Statement, as supplemented by a prospectus supplement to be filed on or before any sales of common stock begin under the White Lion Purchase Agreement (the “Prospectus Supplement”).

The foregoing description of the White Lion Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the White Lion Purchase Agreement which is filed as an exhibit to this report and is incorporated by reference herein.

The representations, warranties and covenants contained in the White Lion Purchase Agreement were made solely for the benefit of the parties to the White Lion Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the White Lion Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Company’s common stock discussed herein, nor shall there be any offer, solicitation or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

A copy of the opinion, including the related consent, of Goodwin Procter LLP relating to the validity of the common stock issuable pursuant to the White Lion Purchase Agreement is attached as Exhibit 5.1 hereto.

Item 8.01	Other Events.

On April 13, 2023, the Company issued a press release announcing its entry into the White Lion Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits. The following exhibits are filed with this Form 8-K:

5.1	Opinion of Goodwin Procter LLP

10.1	Common Stock Purchase Agreement, dated April 13, 2023, by and between TransCode Therapeutics,Inc. and White Lion Capital LLC

99.1	Press Release, dated April 14, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransCode Therapeutics, Inc.

Date: April 14, 2023	By:	/s/ Thomas A. Fitzgerald
Thomas A. Fitzgerald
Chief Financial Officer